Exhibit 99.1

                                                For Information
                                                Brent A. Collins
                                                303-861-8140

FOR IMMEDIATE RELEASE

ST. MARY REPORTS RESULTS FOR THE
FULL YEAR AND FOURTH QUARTER 2007

DENVER, February 21, 2008– St. Mary Land & Exploration Company (NYSE: SM) today reports net income for the year ended 2007 of $189.7 million, or $2.94 per diluted share.

Tony Best, President and CEO, commented, “St. Mary had another solid year operationally and financially in 2007.  Production for the fourth quarter and full year both were Company records for their respective periods.  We posted strong earnings and cash flow numbers for the year, which reflects 16% annual production growth and strong commodity prices.  Our operating margins are strong as a result of our significant oil exposure and we are generating significant cash flow.  We enter 2008 on solid financial footing as we execute our business plan.”

FULL YEAR RESULTS

St. Mary announces 2007 earnings of $189.7 million or $2.94 per diluted share.  Earnings for 2006 were $190.0 million or $2.94 per diluted share.  Adjusted net income, which adjusts for significant non-cash and non-recurring items, was $222.2 million or $3.44 per diluted share for 2007 compared to $205.4 million or $3.18 per diluted share for 2006.  Discretionary cash flow increased to $636.9 million in 2007 from $525.1 million in the preceding year, an increase of 21 percent.  Net cash provided by operating activities increased to $630.8 million in 2007 from $467.7 million in 2006.

Revenues for 2007 were $990.1 million compared to $787.7 million in 2006.  Oil and gas production for the year averaged 294.5 million cubic feet of gas equivalent per day (MMCFED), a new annual record for the Company.  This was an increase of 16% from 254.2 MMCFED in 2006.  The Company continued to enjoy strong operating margins during the year.  In 2007, the operating margin increased 5% to $6.12 per MCFE, compared to $5.85 per MCFE in 2006.

Average realized prices, inclusive of hedging activities, were $7.63 per Mcf and $62.60 per barrel during 2007.  These were 4% and 11% higher, respectively, than the realized prices for the prior year.  Average prices, excluding hedging activities, were $6.74 per Mcf and $67.56 per barrel in 2007, which were 2% and 14% higher, respectively, than last year.  The Company’s natural gas realizations continue to benefit from high Btu gas in several of our regions.  This higher Btu gas is being processed to extract the natural gas liquids (NGLs) that exist in the production stream.  The price for NGLs trends directionally with crude oil prices, and accordingly the price for NGLs has increased with the rise in oil prices in recent months.

Total lease operating and transportation expense was up 6% between 2007 and 2006 on a per MCFE basis.  Cost pressures related to fluid disposal, well maintenance, and trucking, as well as higher labor costs explain the majority of the difference.  The increase in depletion and depreciation expense between the two periods reflects the higher finding cost environment experienced by the industry in recent years to acquire and develop properties.  Year over year, the overall increase in exploration expense is the result of increased levels of personnel associated with exploration activities.  General and administrative expense increased significantly, both in absolute dollars and on a per MCFE basis, due to costs associated with increased headcount and higher payments from the Net Profits Interest Bonus Plan (Net Profits Plan).  The large increase in the non-cash expense related to the change in the Net Profits Plan liability is due to higher commodity prices and a decrease in the discount rate used to determine the liability.

FOURTH QUARTER 2007 RESULTS

Earnings for the fourth quarter of 2007 were $32.9 million or $0.51 per diluted share, compared to $43.5 million or $0.69 per diluted share for the same period in the prior year.  Adjusted net income for the quarter was $64.4 million or $1.00 per diluted share, versus $49.1 million or $0.77 per diluted share for the fourth quarter of 2006.  Discretionary cash flow increased to $176.4 million for the fourth quarter of 2007 from $126.4 million in the same period of the preceding year.  Net cash provided by operating activities increased to $156.8 million for the fourth quarter 2007 from $150.2 million in the same period in 2006.

Revenues for the quarter were $275.2 million compared to $202.7 million for the same period in 2006.  Quarterly production set a new record during the fourth quarter of 2007.  Oil and gas production for the quarter increased 14% year over year to an average 310.2 MMCFED in the fourth quarter of 2007 from 272.5 MMCFED in the fourth quarter of 2006.  St. Mary’s operating margin increased to $6.53 per MCFE in the quarter, up 18% from $5.54 per MCFE in the fourth quarter of 2006.

Average realized prices, inclusive of hedging activities, were $7.80 per Mcf and $69.99 per barrel in the fourth quarter of 2007, which were up 8% and 36%, respectively, from the same period a year ago.  Average prices, excluding hedging activities, were $7.07 per Mcf and $84.63 per barrel during the quarter.  These were 13% and 62% higher, respectively, than the fourth quarter of 2006.

Oil and gas production expense was up 7% between the fourth quarters of 2007 and 2006 on a per MCFE basis.  The Company continues to be impacted by pricing pressure for service related to the production and maintenance of oil properties, as well as higher labor costs.  The increase in depletion and depreciation expense between the two periods reflects the higher finding cost environment experienced by the industry in recent years to acquire and develop properties.  General and administrative expense came in below guidance for the quarter as a result of lowering the cash and restricted stock unit bonuses for the year.  Year over year, general and administrative expense increased as a result of increased headcount and higher Net Profits Plan payments.  There was a significant increase in the expense recognized in the fourth quarter of 2007 related to the change in the Net Profits Plan liability as a result of higher oil prices and a decrease in the discount rate used to determine the liability.

YEAR-END 2007 FINANCIAL STANDING

As of the end of 2007, St. Mary had total long-term debt of $572.5 million, comprised of $287.5 million in 3.50% Senior Convertible Notes and $285.0 million drawn under our existing long-term credit facility.  The Company’s debt to book capitalization ratio as of December 31, 2007 was 40%.  Subsequent to year-end, the previously announced divestiture of non-strategic oil and gas properties closed on January 31, 2008 for $131.1 million before commission costs.  Proceeds from this sale were used to pay down borrowings under our existing credit facility resulting in a pro forma debt to book capitalization ratio of approximately 34%.  Currently, the Company has a borrowing base of $1.25 billion and commitment amount of $500 million related to the credit facility.

NON-GAAP FINANCIAL MEASURES

Adjusted net income and discretionary cash flow are non-GAAP financial measures – please refer to the respective reconciliation for the nearest comparable GAAP financial measure in the Financial Highlights section at the end of this release, which contains explanations as to how these non-GAAP measures are computed and why the Company believes these non-GAAP measures are meaningful.

EARNINGS CALL INFORMATION

The Company has scheduled a teleconference call to discuss fourth quarter and full year 2007 earnings results on February 22, 2008, at 8:00 am (Mountain Time).  The call participation number is 888-424-5231.  A digital recording of the conference call will be available two hours after the completion of the call, 24 hours per day through March 7, 2008, at 800-642-1687, conference number 30812009.  International participants can dial 706-634-6088 to take part in the conference call and can access a replay of the call at 706-645-9291, conference number 30812009.  In addition, the call will be broadcast live through St. Mary’s website at  www.stmaryland.com and the earnings press release and financial highlights will be available before the call.  An audio recording of the conference call will be available at that site through March 7, 2008.

ST. MARY LAND & EXPLORATION COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2007
(Unaudited)

Production Data	For the Three Months			For the Years
	Ended December 31,			Ended December 31,
	2007	2006	Percent Change	2007	2006	Percent Change

Average realized sales price, before hedging:
Oil (per Bbl)	$84.63	$52.39	62%	$67.56	$59.33	14%
Gas (per Mcf)	$7.07	$6.25	13%	$6.74	$6.58	2%

Average realized sales price, net of hedging:
Oil (per Bbl)	$69.99	$51.57	36%	$62.60	$56.60	11%
Gas (per Mcf)	$7.80	$7.20	8%	$7.63	$7.37	4%

Production:
Oil (MMBbls)	1.7	1.6	6%	6.9	6.1	14%
Gas (Bcf)	18.3	15.5	19%	66.1	56.4	17%
BCFE (6:1)	28.5	25.1	14%	107.5	92.8	16%

Daily production:
Oil (MBbls per day)	18.5	17.4	6%	18.9	16.6	14%
Gas (MMcf per day)	199.1	168.0	19%	181.0	154.7	17%
MMCFE per day (6:1)	310.2	272.5	14%	294.5	254.2	16%

Margin analysis per MCFE:
Average realized sales price, before hedging	$9.59	$7.20	33%	$8.48	$7.88	8%

Average realized price, net of hedging	$9.18	$7.73	19%	$8.71	$8.18	6%
Lease operating expense and transportation	1.45	1.36	7%	1.45	1.37	6%
Production taxes	0.67	0.51	31%	0.58	0.54	7%
General and administrative	0.53	0.32	66%	0.56	0.42	33%
Operating margin	$6.53	$5.54	18%	$6.12	$5.85	5%
Depletion, depreciation, amortization, and
asset retirement obligation liability accretion	$2.27	$1.77	28%	$2.12	$1.67	27%

Information on Reserves and Costs Incurred

Proved oil and gas reserve quantities:
	For the Year			For the Year
	Ended December 31, 2007			Ended December 31, 2006
	Oil or Condensate	Gas		Oil or Condensate	Gas
Developed and undeveloped:
Beginning of year	74,195	482,475		62,903	417,075
Revisions of previous estimate	5,238	9,489		524	10,946
Discoveries and extensions	1,166	28,483		857	36,723
Infill reserves in an existing proved field	4,592	69,090		4,131	49,107
Purchases of minerals in place	567	91,374		11,857	28,030
Sales of reserves	(4)	(1,400)		(20)	(2,958)
Production	(6,907)	(66,061)		(6,057)	(56,448)
End of year	78,847	613,450		74,195	482,475

Proved developed reserves as of the end of the year	68,277	426,627		61,519	358,477

Costs incurred in oil and gas producing activities:
	For the Years Ended December 31,
	2007	2006
Development costs	$591,013	$367,546
Exploration	111,470	126,220
Acquisitions:
Proved	161,665	238,400
Unproved	23,495	44,472
Leasing activity	38,436	28,816
Total	$926,079	$805,454

ST. MARY LAND & EXPLORATION COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2007
(Unaudited)
Consolidated Statements of Operations
(In thousands, except per share amounts)	For the Three Months		For the Years
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
Operating revenues:
Oil and gas production revenue	$273,736	$180,556	$912,093	$730,737
Realized oil and gas hedge gain (loss)	(11,676)	13,368	24,484	28,176
Marketed gas system revenue	13,909	8,149	45,149	20,936
Gain (loss) on sale of proved properties	(367)	(323)	(367)	6,910
Other revenue	(355)	942	8,735	942
Total operating revenues	275,247	202,692	990,094	787,701

Operating expenses:
Oil and gas production expense	60,590	47,100	218,208	176,590
Depletion, depreciation, amortization,
and asset retirement obligation liability accretion	64,919	44,404	227,596	154,522
Exploration* (4)	16,030	16,017	58,686	51,889
Impairment of proved properties	-	684	-	7,232
Abandonment and impairment of unproved properties	870	933	4,756	4,301
General and administrative* (4)	15,187	7,933	60,149	38,873
Change in Net Profits Plan liability	43,875	6,389	50,823	23,759
Marketed gas system expense	13,031	5,545	42,485	18,526
Unrealized derivative loss	3,234	1,765	5,458	7,094
Other expense	946	2,649	2,522	2,649
Total operating expenses	218,682	133,419	670,683	485,435

Income from operations	56,565	69,273	319,411	302,266

Nonoperating income (expense):
Interest income	134	122	746	1,576
Interest expense	(6,010)	(3,423)	(19,895)	(8,521)

Income before income taxes	50,689	65,972	300,262	295,321
Income tax expense	(17,815)	(22,440)	(110,550)	(105,306)

Net income	$32,874	$43,532	$189,712	$190,015

Basic weighted-average common shares outstanding	63,300	55,480	61,852	56,291

Diluted weighted-average common shares outstanding	64,635	64,886	64,850	65,962

Basic net income per common share	$0.52	$0.78	$3.07	$3.38

Diluted net income per common share	$0.51	$0.69	$2.94	$2.94

*  As explained in Note 4 below, due to a change in circumstances the Company adjusted its accounting classification of Net Profits Plan distributions to terminated employees. As a result, distributions to individuals that are no longer employed by the Company from the Net Profits Plan have been fully allocated to general and administrative expense during 2007. Pro forma general and administrative expense (in thousands) reflecting this reclassification is $12,891, $16,266, and $15,805 for the three month periods ended March 31, 2007, June 30, 2007, and September 30, 2007, respectively. Pro forma exploration expense (in thousands) reflecting this reclassification is $19,020, $11,074, and $12,562 for the three months ended March 31, 2007, June 30, 2007, and September 30, 2007, respectively.

ST. MARY LAND & EXPLORATION COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2007
(Unaudited)
Consolidated Balance Sheets
(In thousands, except share amounts)	December 31,	December 31,
ASSETS	2007	2006
Current assets:
Cash and cash equivalents	$43,510	$1,464
Short-term investments	1,173	1,450
Accounts receivable	159,149	142,721
Refundable income taxes	933	7,684
Prepaid expenses and other	14,129	17,485
Accrued derivative asset	17,836	56,136
Deferred income taxes	33,211	-
Total current assets	269,941	226,940

Property and equipment (successful efforts method), at cost:
Proved oil and gas properties	2,721,229	2,063,911
Less - accumulated depletion, depreciation, and amortization	(804,785)	(630,051)
Unproved oil and gas properties, net of impairment allowance
of $10,319 in 2007 and $9,425 in 2006	134,386	100,118
Wells in progress	137,417	97,498
Oil and gas properties held for sale less accumulated depletion,
depreciation, and amortization	76,921	-
Other property and equipment, net of accumulated depreciation
of $11,549 in 2007 and $9,740 in 2006	9,230	6,988
	2,274,398	1,638,464

Noncurrent assets:
Goodwill	9,452	9,452
Accrued derivative asset	5,483	16,939
Other noncurrent assets	12,406	7,302
Total noncurrent assets	27,341	33,693

Total Assets	$2,571,680	$1,899,097

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$254,918	$171,834
Short-term note payable	-	4,469
Accrued derivative liability	97,627	13,100
Deferred income taxes	-	14,667
Deposit associated with oil and gas properties held for sale	10,000	-
Total current liabilities	362,545	204,070

Noncurrent liabilities:
Long-term credit facility	285,000	334,000
Senior convertible notes	287,500	99,980
Asset retirement obligation	96,432	77,242
Asset retirement obligation associated with oil and gas properties held for sale	8,744	-
Net Profits Plan liability	211,406	160,583
Deferred income taxes	257,603	224,518
Accrued derivative liability	190,262	46,432
Other noncurrent liabilities	8,843	8,898
Total noncurrent liabilities	1,345,790	951,653

Stockholders' equity:
Common stock, $0.01 par value: authorized - 200,000,000 shares;
issued: 64,010,832 shares in 2007 and 55,251,733 shares in 2006;
outstanding, net of treasury shares: 63,001,120 shares in 2007
and 55,001,733 shares in 2006	640	553
Additional paid-in capital	170,070	38,940
Treasury stock, at cost: 1,009,712 shares in 2007 and 250,000 shares in 2006	(29,049)	(4,272)
Retained earnings	878,652	695,224
Accumulated other comprehensive income (loss)	(156,968)	12,929
Total stockholders' equity	863,345	743,374

Total Liabilities and Stockholders' Equity	$2,571,680	$1,899,097

ST. MARY LAND & EXPLORATION COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2007
(Unaudited)
Consolidated Statements of Cash Flows
(In thousands)	For the Three Months		For the Years
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
Reconciliation of net income to net cash provided
by operating activities:
Net income	$32,874	$43,532	$189,712	$190,015
Adjustments to reconcile net income to net cash	-	-
provided by operating activities:	-	-
(Gain) loss on insurance settlement	1,097	-	(5,243)	-
(Gain) loss on sale of proved properties	367	323	367	(6,910)
Depletion, depreciation, amortization,	-	-
and asset retirement obligation liability accretion	64,919	44,404	227,596	154,522
Exploratory dry hole expense	1,651	6,158	14,365	10,191
Impairment of proved properties	-	7,232	-	7,232
Abandonment and impairment of unproved properties	870	(5,614)	4,756	4,301
Unrealized derivative loss	3,234	1,765	5,458	7,094
Change in Net Profits Plan liability	43,875	6,389	50,823	23,759
Stock-based compensation expense*	1,489	2,443	10,095	11,422
Deferred income taxes	13,666	10,220	92,955	74,832
Other	(5,329)	(2,877)	(10,497)	(2,479)
Changes in current assets and liabilities:	-	-
Accounts receivable	(6,349)	(8,334)	(6,557)	22,476
Refundable income taxes	2,164	21,495	6,751	-
Prepaid expenses and other	(8,660)	(2,838)	19,375	(17,886)
Accounts payable and accrued expenses	13,217	26,827	40,769	5,215
Income tax benefit from the exercise of stock options	(2,275)	(974)	(9,933)	(16,084)
Net cash provided by operating activities	156,810	150,151	630,792	467,700

Cash flows from investing activities:
Proceeds from insurance settlement	(1,116)	-	5,948	-
Proceeds from sale of oil and gas properties	171	(323)	495	860
Capital expenditures	(137,637)	(161,079)	(637,748)	(455,056)
Acquisition of oil and gas properties	(150,233)	(260,706)	(182,883)	(270,639)
Deposits for acquisition of oil and gas assets	15,310	-	-	-
Deposits to short-term investments available-for-sale	(15)	-	(1,168)	-
Receipts from short-term investments available-for-sale	-	25	1,450	25
Other	10,005	12	10,034	91
Net cash used in investing activities	(263,515)	(422,071)	(803,872)	(724,719)

Cash flows from financing activities:
Proceeds from credit facility	268,086	597,137	822,000	935,137
Repayment of credit facility	(138,086)	(329,137)	(871,000)	(601,137)
Repayment of short-term note payable	-	-	(4,469)	-
Proceeds from short-term note payable	-	4,469	-	4,469
Income tax benefit from the exercise of stock options	2,275	974	9,933	16,084
Proceeds from issuance of convertible debt, net of deferred financing costs	(7)	-	280,657	-
Proceeds from sale of common stock	3,665	1,670	10,007	17,716
Repurchase of common stock	-	-	(25,904)	(123,108)
Dividends paid	(3,144)	(2,745)	(6,284)	(5,603)
Other	186	-	186	-
Net cash provided by financing activities	132,975	272,368	215,126	243,558

Net change in cash and cash equivalents	26,270	448	42,046	(13,461)
Cash and cash equivalents at beginning of period	17,240	1,016	1,464	14,925
Cash and cash equivalents at end of period	$43,510	$1,464	$43,510	$1,464

*  Stock-based compensation expense is a component of General and administrative and Exploration on the Consolidated Statements of Operations. For the years ended December 31, 2007, and 2006, $6.9 million and $8.3 million, respectively, of stock-based compensation expense is included in the general and administrative expense and $3.2 million and $3.1 million, respectively, of stock-based compensation expense is included in exploration expense. For the three months ended December 31, 2007, and 2006, $889,000 and $1.8 million, respectively, of stock-based compensation expense is included in general and administrative expense and $600,000 and $656,000, respecteively, is included in exploration expense.

ST. MARY LAND & EXPLORATION COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2007
(Unaudited)
Adjusted Net Income
(In thousands, except per share data)

Reconciliation of Net Income (GAAP)	For the Three Months		For the Years
to Adjusted Net Income (Non-GAAP):	Ended December 31,		Ended December 31,
	2007	2006	2007	2006

Reported Net Income (GAAP)	$32,874	$43,532	$189,712	$190,015

Change in Net Profits Plan liability	43,875	6,389	50,823	23,759
Unrealized derivative loss	3,234	1,765	5,458	7,094
(Gain) loss on sale of proved properties	367	323	367	(6,910)
(Gain) loss on insurance settlement (1)	1,097	-	(5,243)	-

Total of Adjustments	48,573	8,477	51,405	23,943

Expense from tax effect on adjustments	(17,071)	(2,883)	(18,926)	(8,538)

Adjusted Net Income (Non-GAAP) (2)	$64,376	$49,126	$222,191	$205,420

Adjusted Net Income Per Share (Non-GAAP)
Basic	$1.02	$0.89	$3.59	$3.65
Diluted	$1.00	$0.77	$3.44	$3.18

Average Number of Shares Outstanding
Basic	63,300	55,480	61,852	56,291
Diluted	64,635	64,886	64,850	65,962

(1) Included within line item Other revenue on the Consolidated Statements of Operations.

(2)   Adjusted net income is calculated as net income adjusted for significant non-cash and non-recurring items. Examples of non-cash charges include non-cash changes in the Net Profits Plan liability and unrealized derivative gains and losses. Examples of non-recurring items include gains or losses from sales of properties and insurance settlements. The non-GAAP measure of adjusted net income is presented because management believes it provides useful additional information to investors for analysis of St. Mary's fundamental business on a recurring basis. In addition, management believes that adjusted net income is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions. Adjusted net income should not be considered in isolation or as a substitute for net income, income from operations, cash provided by operating activities or other income, profitablility, cash flow, or liquidity measures prepared under GAAP. Since adjusted net income excludes some, but not all, items that affect net income and may vary among companies, the adjusted net income amounts presented may not be comparable to similarly titled measures of other companies.

ST. MARY LAND & EXPLORATION COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2007
(Unaudited)
Discretionary Cash Flow
(In thousands)

Reconciliation of Net Cash Provided by Operating	For the Three Months			For the Years
Activities (GAAP) to Discretionary Cash Flow (Non-GAAP):	Ended December 31,			Ended December 31,
	2007	2006		2007	2006
Net cash provided by operating activities (GAAP)	$156,810	$150,151		$630,792	$467,700

Gain (loss) on insurance settlement	(1,097)	-		5,243	-
Gain (loss) on sale of proved properties	(367)	(323)		(367)	6,910
Exploration (4)	16,030	16,017		58,686	51,889
Less: Exploratory dry hole expense	(1,651)	(6,158)		(14,365)	(10,191)
Less: Stock-based compensation expense included in Exploration	(599)	-		(3,215)	-
Other	5,329	2,877		10,497	2,476
Changes in current assets and liabilities	1,903	(36,176)		(50,405)	6,279
Discretionary cash flow (Non-GAAP) (3)	$176,358	$126,388		$636,866	$525,063

Revised Quarterly Discretionary Cash Flow
(In thousands)

Revised reconciliation of Net Cash Provided by Operating	For the Three Months Ended
Activities (GAAP) to Discretionary Cash Flow (Non-GAAP)	March 31,	June 30,	September 30,
	2007	2007	2007
Net cash provided by operating activities (GAAP)	$126,075	$156,246	$191,661

Gain on insurance settlement	-	6,325	15
Gain on sale of proved properties	-	-	-
Exploration (4)	19,020	11,074	12,562
Less: Exploratory dry hole expense	(9,569)	(1,651)	(1,494)
Less: Stock-based compensation expense included in Exploration	(1,004)	(886)	(726)
Other	125	2,571	2,472
Changes in current assets and liabilities	6,835	(13,562)	(45,581)
Discretionary cash flow (Non-GAAP) (3)	$141,482	$160,117	$158,909

(3)   Discretionary cash flow is computed as net income plus depreciation, depletion, amortization, asset retirement obligation liability accretion, impairments, deferred taxes, exploration expense, stock-based compensation expense, and non-cash changes in the Net Profits Plan liability less the effect of unrealized derivative (gain) loss. The non-GAAP measure of discretionary cash flow is presented since management believes that it provides useful additional information to investors for analysis of St. Mary’s ability to internally generate funds for exploration, development, and acquisitions. In addition, discretionary cash flow is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions. Discretionary cash flow should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, profitability, cash flow, or liquidity measures prepared under GAAP. Since discretionary cash flow excludes some, but not all, items that affect net income and net cash provided by operating activities and may vary among companies, the discretionary cash flow amounts presented may not be comparable to similarly titled measures of other companies. See the Consolidated Statements of Cash Flows herein for more detailed cash flow information.

4)    As a result of a change in circumstances, a greater portion of distributions from the Net Profits Plan have been classified as general and and administrative expense than in prior years.  This is a result of a greater portion of payments being made to individuals that are no longer employed by the Company.  In 2007, only those distributions related to individuals that are currently employed and are involved with the Company's exploration efforts are classified as exploration expense.  As time has progressed, less of the distribution relates to prospective exploration efforts as more of the distributions are made to employees that have terminated employment and thereby do not provide any exploration support.  Therefore, the quarterly financial information presented in the above tables reflects the recording of current distributions under the Net Profits Plan for terminated employees as being fully allocated entirely to general and administrative expense since there is no longer any functional link to geologic  and geophysical or exploration related work by those terminated individuals.